Exhibit 99.1

Janux Therapeutics Reports Fourth Quarter and Full Year 2022 Financial Results and Business Highlights

-Interim clinical update from Phase 1 trial of JANX007 expected in 2H 2023-

-FDA clearance granted for Investigational New Drug (IND) application for EGFR-TRACTr (JANX008)-

-$327.0 million in year-end cash and cash equivalents and short-term investments-

SAN DIEGO, March 10, 2023 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the fourth quarter and full year ended December 31, 2022, and provided a business update.

“Janux made great strides in 2022 as we transitioned to a clinical-stage company by dosing the first patient with our PSMA-TRACTr and advancing our pipeline utilizing our novel TRACTr and TRACIr platforms. We recently received IND clearance from the FDA for our EGFR-TRACTr, keeping us on track to enter a second program into the clinic. Importantly, this milestone underscores our ability to reproducibly bring novel immunotherapies through development and deliver them to patients. Two of our core values at Janux are ‘collaboration’ and ‘urgency,’ and both were on display in connection with hitting these milestones,” said David Campbell, Ph.D., President and CEO of Janux.

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

Janux has prioritized its programs to enable sufficient funding to provide key clinical data assessments for its lead programs. Janux is aware of recent media reports related to the closure of Silicon Valley Bank (“SVB”). Janux considers its exposure to any liquidity concern at SVB as immaterial and will have no impact on its short- or long-term objectives. In addition, none of Janux’s investment portfolio contains direct exposure to SVB.

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Lead program PSMA-TRACTr (JANX007) continues to enroll in first-in-human Phase 1 clinical trial in prostate cancer patients.

•
Janux received U.S. Food and Drug Administration (FDA) clearance for an IND application for EGFR-TRACTr (JANX008).

•
PD-L1xCD28 TRACIr (JANX009) on-track for an IND submission in 2023.

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TROP2-TRACTr evaluations to support development candidate selection are ongoing.

Janux anticipates providing an interim clinical update from the PSMA-TRACTr (JANX007) trial in the second half of 2023. In addition, Janux expects to select a development candidate for its TROP2-TRACTr in 2023.

FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of December 31, 2022, Janux reported cash and cash equivalents and short-term investments of $327.0 million, compared to $375.0 million at December 31, 2021.

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Research and development expenses: Research and development expenses were $15.4 million for the quarter and $53.4 million for the year ended December 31, 2022, compared to $11.2 million and $26.2 million for the same quarter and year in 2021.

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General and administrative expenses: General and administrative expenses were $5.7 million for the quarter and $22.3 million for the year ended December 31, 2022, compared to $3.9 million and $10.3 million for the same quarter and year in 2021.

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Net loss: Net loss was $16.1 million for the quarter and $63.1 million for the year ended December 31, 2022, compared to $13.4 million and $32.7 million for the same quarter and year in 2021.

Janux’s TRACTr and TRACIr Pipeline

Janux’s lead candidate, JANX007, is being investigated in a phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). JANX007 is a TRACTr that targets PSMA, a protein expressed in prostate cancer tumors and the vasculature of tumors, and a validated target for treating mCRPC. Similarly, JANX008 is a TRACTr that targets EGFR and is being studied in a phase 1 trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. Janux’s TRACIr drug candidate JANX009 is designed for targeting both the programmed death-ligand 1 (PD-L1) receptor as well as the costimulatory CD28 receptor on T cells and is being investigated in preclinical studies for the treatment of solid tumors. Janux is also applying its proprietary technology to develop a TRACTr designed to target TROP2, a clinically validated anti-tumor target that is overexpressed in various cancer types, such as breast, lung, urothelial, endometrial, ovarian, prostate, pancreatic, gastric, colon, head and neck, and glioma. In addition to named programs, Janux is generating a number of unnamed TRACTr and TRACIr programs for potential future development.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing next-generation bispecific immunotherapies with the goal of fighting cancers by killing tumor cells while allowing healthy tissues to remain unharmed. Janux’s proprietary platforms develop unique Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr) and support the building of a broad pipeline of drugs designed to direct and guide the patient’s immune system to eradicate tumors while minimizing safety concerns. The company's innovative technology currently focuses on the engineering of bispecific antibodies functional only in the tumor, providing safety advantages compared to earlier generations of bispecific immunotherapies. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements
This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates, the expected timing for announcing interim clinical updates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	December 31,
Assets	2022	2021
Current assets:
Cash and cash equivalents	$51,426	$35,582
Short-term investments	275,590	339,383
Prepaid expenses and other current assets	5,423	2,054
Total current assets	332,439	377,019
Restricted cash	816	816
Property and equipment, net	7,086	1,412
Operating lease right-of-use assets	22,279	185
Other long-term assets	1,390	392
Total assets	$364,010	$379,824

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,159	$2,458
Accrued liabilities	8,010	3,779
Current portion of deferred revenue	5,406	5,163
Unvested stock liabilities	169	1,203
Current portion of operating lease liabilities	763	194
Total current liabilities	16,507	12,797
Deferred revenue, net of current portion	2,221	700
Operating lease liabilities, net of current portion	24,542	—
Total liabilities	43,270	13,497
Total stockholders’ equity	320,740	366,327
Total liabilities and stockholders’ equity	$364,010	$379,824

Janux Therapeutics, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Collaboration revenue	$2,845	$1,616	$8,612	$3,637
Operating expenses:
Research and development	15,434	11,169	53,441	26,237
General and administrative	5,677	3,937	22,262	10,329
Total operating expenses	21,111	15,106	75,703	36,566
Loss from operations	(18,266)	(13,490)	(67,091)	(32,929)
Total other income	2,201	74	4,032	257
Net loss	$(16,065)	$(13,416)	$(63,059)	$(32,672)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities, net	742	(294)	(1,265)	(270)
Comprehensive loss	$(15,323)	$(13,710)	$(64,324)	$(32,942)
Net loss per common share, basic and diluted	$(0.39)	$(0.33)	$(1.52)	$(1.39)
Weighted-average shares of common stock outstanding, basic and diluted	41,584,195	41,208,323	41,469,631	23,530,252

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091